                            STOCK PURCHASE AGREEMENT

                            dated as of May 17, 2000

                                 by and between

                             EUROPEAN AMERICAN BANK
                                       and
                             AEL LEASING CO., INC.,
                                 as purchasers,

                                       and

                             RESOURCE AMERICA, INC.,
                               FLI HOLDINGS, INC.
                                   as sellers,

                               with respect to all

                          outstanding capital stock of

                             FIDELITY LEASING, INC.



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                  This STOCK PURCHASE AGREEMENT dated as of May 17, 2000 is made and entered into by and among EUROPEAN AMERICAN BANK, a New York State banking corporation ("EAB"), and AEL LEASING CO., INC., a Pennsylvania corporation
("AEL" and together with EAB, "Purchasers"), and RESOURCE AMERICA, INC., a Delaware corporation ("Resource America"), and FLI Holdings, Inc., a Delaware corporation ("Holdings") and together with Resource America, "Sellers"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 13.01.

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, as of the date hereof, Resource Leasing owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Holdings and Resource America owns all of the issued and outstanding shares of capital stock of Resource Leasing; and

                  WHEREAS, as of the date hereof Holdings owns Six Million Three Hundred Eleven Thousand One Hundred Twenty Seven (6,311,127) shares of common stock, no par value per share, of Fidelity Leasing, Inc., a Pennsylvania corporation (the "Company"), constituting all issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "Shares"); and

                  WHEREAS, Sellers desire to sell, and Purchasers desire to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

               SALE OF SHARES, PAYMENT OF INDEBTEDNESS AND CLOSING

                  1.01. Purchase and Sale. Sellers agree to sell to Purchasers, and Purchasers agree to purchase from Sellers, all of the right, title and interest of Sellers in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement. Sellers and Purchasers shall join in making U.S. federal and any applicable state elections under Sections 338(a) and 338(h)(10) of the Code (collectively, the "Section 338(h)(10) Elections"), with respect to the purchase and sale of the Shares and any deemed purchase of the stock of Company's Subsidiaries. The parties shall allocate the Aggregate Deemed Sale Price (as defined under the Code) ("ADSP") among the assets of the Company and its Subsidiaries and prepare any required forms in accordance with the procedures set forth on Schedule 1.01 hereto. Purchasers and Sellers agree to act in accordance with such allocations in any relevant income tax return or similar filings. Sellers will pay Taxes attributable to the making of the
Section 338(h)(10) Elections.

                  1.02. Purchase Price. The aggregate purchase price for the Shares and for the covenants of Sellers contained in Article VII is U.S. $64,500,000 (the "Purchase Price"), payable in the manner provided in Section 1.03.

                  1.03. Closing; Escrow. The Closing will take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, or at such other place as Purchasers and Sellers mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchasers will pay the Purchase Price as follows:


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                  (i) An amount in cash equal to $54,500,000 less the principal amount of the Note referred to in clause (iii) below by wire transfer of immediately available funds to such U.S. dollar account as Sellers may direct by written notice to Purchasers, such written notice to be provided at least two
(2) Business Days before the Closing Date;

                  (ii) $10,000,000 (the "Escrow Amount") by wire transfer of immediately available funds to First Union National Bank, as escrow agent (the "Escrow Agent"), under an escrow agreement to be entered into on the Closing Date by Sellers, Purchasers and the Escrow Agent substantially in the form of Exhibit A hereto (the "Escrow Agreement"); and

                  (iii) a non-recourse, non-interest bearing note of Purchasers substantially in the form of Exhibit B hereto (the "Note") in a principal amount equal to the amount of the Company's net investment in the Company Leases allocated by Purchasers to the Non-Recourse Pool pursuant to Section 4.06.

                  Simultaneously, Holdings will assign and transfer to Purchasers good and valid title in and to the Shares, free and clear of all Liens, by delivering to Purchasers a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Sellers and Purchasers the opinions, certificates and other agreements, documents and instruments to be delivered under Articles V and VI.

                  1.04. Payment of Indebtedness. At the Closing, Purchasers shall pay or cause to be paid all Indebtedness of the Company and any of its Subsidiaries to Holdings and Resource America listed on Schedule 1.04.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers hereby jointly and severally represent and warrant to Purchasers as follows:

                  2.01. Organization of the Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation. Each Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to own, hold, sell and transfer (pursuant to this Agreement) the Shares. Each Seller is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any of the Operative Agreements to which it is a party or on the ability of either Seller to perform its obligations hereunder or thereunder.

                  2.02. Authority. The execution, delivery and performance by each Seller of this Agreement and the Operative Agreements to which it is a party have been duly and validly authorized by all necessary corporate and stockholder action. This Agreement has been duly and validly executed and delivered by each Seller and constitutes, and upon the execution and delivery by each Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, its legal, valid and binding obligations each enforceable in accordance with their terms.


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                  2.03. Organization of the Company. The Company is a
corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Section 2.03 of the Disclosure Schedule lists all lines of business in which the Company is participating or engaged. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.03 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company becoming qualified or admitted and in good standing. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section 2.03 of the Disclosure Schedule. Sellers have prior to the execution of this Agreement delivered to Purchasers true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of the Company as in effect on the date hereof.

                  2.04. Capital Stock. The authorized capital stock of the Company consists solely of Forty Million (40,000,000) shares of Common Stock and One Million (1,000,000) shares of Preferred Stock, of which only the Shares have been issued as of the date hereof. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Holdings owns the Shares, beneficially and of record, free and clear of all Liens subject to the Lien of Fleet Bank, National Association. Except for this Agreement and as disclosed in
Section 2.04 of the Disclosure Schedule, there are no outstanding Options with respect to the Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1.03 will transfer to Purchasers good and valid title to the Shares, free and clear of all Liens.

                  2.05. Subsidiaries. Section 2.05 of the Disclosure Schedule lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in Section 2.05 of the Disclosure Schedule, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section
2.05 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by such Subsidiary to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by such Subsidiary becoming qualified, licensed or admitted and in good standing. Section 2.05 of the Disclosure Schedule lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. Except as disclosed in Section 2.05 of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or one or more of its Subsidiaries wholly owned by the Company free and clear of all Liens. Except as disclosed in Section 2.05 of the Disclosure Schedule, there are no outstanding Options with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in
Section 2.05 of the Disclosure Schedule. Sellers have prior to the execution of this Agreement delivered to Purchasers true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.


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         2.06. No Conflicts. The execution and delivery by each Seller of this
Agreement do not, and the execution and delivery by each Seller of the Operative Agreements to which it is a party, the performance by each Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

         (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of either Seller, the Company or any Subsidiary;

         (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.07 of the Disclosure Schedule or contemplated by Section 4.02, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to either Seller, the Company, any Subsidiary or any of their respective Assets and Properties; or

         (c) except as disclosed in Section 2.06 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require either Seller, the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon any Assets and Properties of either Seller, the Company or any Subsidiary under, any Contract or License to which any Seller, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound.

         2.07. Governmental Approvals and Filings. Except as disclosed in
Section 2.07 of the Disclosure Schedule or contemplated by Section 4.02, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of either Seller, the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         2.08. Books and Records. The minute books and other similar records of the Company and its Subsidiaries as made available to Purchasers prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and its Subsidiaries. The stock transfer ledgers and other similar records of the Company and its Subsidiaries as made available to Purchasers prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and its Subsidiaries. Except as set forth in
Section 2.08 of the Disclosure Schedule, neither the Company nor any Subsidiary has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or such Subsidiary.


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         2.09. Financial Statements. Prior to the execution of this Agreement,
Sellers have delivered to Purchasers true and complete copies of the following financial statements:

         (a) the audited balance sheets of the Company and its consolidated subsidiaries as of September 30, 1999, 1998 and 1997, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Grant Thornton LLP, the Company's independent accountants, and all letters from such accountants with respect to the results of such audits; and

         (b) the unaudited balance sheets of the Company and its consolidated subsidiaries as of March 31, 2000 and 1999, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the period then ended.

All such financial statements were prepared in accordance with GAAP except as set forth in Section 2.09 of the Disclosure Schedule and fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby. Except for those Subsidiaries listed in
Section 2.09 of the Disclosure Schedule, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this
Section 2.09 have been, consolidated with those of the Company.

         2.10. Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, since the Audited Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. Without limiting the foregoing, except as disclosed in Section 2.10 of the Disclosure Schedule, there has not occurred between the Audited Financial Statement Date and the date hereof:

                  (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any such capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

                  (ii) any authorization, issuance, sale or other disposition by the Company or any Subsidiary of any shares of capital stock of or Option with respect to the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary;

                  (iii) (x) any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any Subsidiary whose annual salary is, or after giving effect to such change would be, $100,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (z) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which the Company or a Subsidiary reasonably believed to be the least costly was chosen;


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                  (iv) (A) except for Indebtedness referred to in Section 1.04 hereof, incurrences by the Company or any of its Subsidiaries of Indebtedness, or (B) except as may have occurred in the ordinary course of business in connection with any Company Lease, any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary (in either case other than any Indebtedness of the Company or a Subsidiary owing to the Company or a wholly-owned Subsidiary);

                  (v) with respect to any property leased under a Company Lease, any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company or any Subsidiary in an aggregate amount exceeding $150,000;

                  (vi) any material change in (w) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, (x) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes,
         (y) the fiscal year of the Company or any Subsidiary or (z) any credit policy or standard of the Company or any Subsidiary, including, without limitation, criteria relating to placement of a lessee or a debtor on any credit watch or other similar list maintained by the Company or any Subsidiary;

                  (vii) with respect to any property leased under a Company Lease, any write off or write down of or any determination to write off or down any of the Assets and Properties of the Company or any Subsidiary in an aggregate amount exceeding $500,000 per month;

                  (viii) except as may have occurred in the ordinary course of business with respect to any property leased under a Company Lease, any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary;

                  (ix) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Subsidiary, (y) reorganization, liquidation or dissolution of the Company or any Subsidiary or (z) Business Combination involving the Company or any Subsidiary and any other Person;

                  (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.19(a) or (B) any material License held by the Company or any Subsidiary;

                  (xi) except as may have occurred in the ordinary course of business with respect to any property leased under a Company Lease, capital expenditures or commitments for additions to property, plant or equipment of the Company or any Subsidiary constituting capital assets in an aggregate amount exceeding $150,000;


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                  (xii) any commencement or termination by the Company or any
         Subsidiary of any line of business;

                  (xiii) any transaction by the Company or any Subsidiary with either Seller, any officer, director, Affiliate or Associate of either Seller or any Associate of any such officer, director or Affiliate (other than the Company or any Subsidiary) (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Purchasers pursuant to Section 2.22(a);

                  (xiv) any entering into of an agreement to do or engage in any of the foregoing after the date hereof; or

                  (xv) any other transaction involving or development affecting the Company or any Subsidiary outside the ordinary course of business consistent with past practice.

         2.11. No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Audited Financial Statements or in the notes thereto or as disclosed in Section 2.11 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business or Condition of the Company.

         2.12. Taxes. Except as set forth in Section 2.12 of the Disclosure Schedule :

         (a) The Company and each Subsidiary has filed all Tax Returns required to be filed by applicable law, maintained all documents and records relating to Taxes as are required to be made or provided or maintained by it and has complied in all respects with all legislation relating to Taxes applicable to it.

         (b) All Tax Returns referred to in paragraph (a) above were in all respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. No claim has ever been made by an authority of a jurisdiction where the Company or any of its Subsidiaries is doing business.

         (c) The Company and each Subsidiary has, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are due and payable.

         (d) The Company and each Subsidiary has established (and until the Closing Date will maintain) on its books and records reserves adequate to pay all Taxes not yet due and payable in accordance with GAAP which are reflected in the Audited Financial Statements to the extent required. No differences exist between the amounts of the book basis and the tax basis of assets (net of liabilities) that are not accounted for by an accrual on the books for federal income tax purposes.

         (e) There are no Tax Liens upon the assets of the Company or any Subsidiary except Liens for Taxes not yet due.

         (f) Neither the Company nor any Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.


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

         (g) Neither the Company nor any Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

         (h) The statute of limitations for the assessment of all Taxes in those jurisdictions in which the Company or any of its Subsidiaries maintains an office has expired for all applicable Tax Returns or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the dates reflected in Section 2.12 of the Disclosure Schedule and no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries that has not been resolved and paid in full.

         (i) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries and no Tax Authority has notified the Company or any of its Subsidiaries that it intends to investigate its Tax affairs.

         (j) No power of attorney currently in force has been granted by the Company or any of its Subsidiaries concerning any Tax matter.

         (k) Neither the Company nor any Subsidiary has received a Tax ruling or entered into a Closing Agreement with any Tax Authority that would have a continuing adverse effect after the Closing Date.

         (l) Sellers have prior to the execution of this Agreement delivered to Purchasers true and complete copies of (i) all Tax Returns, and any amendments thereto, filed by the Company or any of its Subsidiaries, (ii) all audit reports received from any Tax Authority relating to any Tax Return filed by the Company or any of its Subsidiaries and (iii) any Closing Agreements entered into by the Company or any of its Subsidiaries with any Tax Authority.

         (m) No event, transaction, act or omission has occurred which could result in the Company or any of its Subsidiaries becoming liable to pay or to bear any Tax as a transferee, successor or otherwise which is primarily or directly chargeable or attributable to any other person, firm or company. The Company and its Subsidiaries have no actual or contingent liability (whether by reason of any indemnity, warranty or otherwise) to any other person in respect of any actual, contingent or deferred liability of such person for Taxes.

         (n) The Company and its Subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3606, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (o) Neither the Company nor any Subsidiary has filed (and will not file prior to the Closing) a consent pursuant to Code ss. 341(f) or has agreed to have Code ss. 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code ss. 341(f)(4)) owned by the Company or such Subsidiary.

         (p) Neither the Company nor any Subsidiary has been a member of an Affiliated Group filing a consolidated, combined or unitary Tax Return for income Tax purposes (other than an Affiliated Group the common parent of which was Resource America) or Japan Leasing (U.S.A.) Inc.).

         (q) Neither the Company nor any Subsidiary has any liability for Taxes of any Person other than the Company and its Subsidiaries (A) under Reg.ss.1.1502-6 (or any similar provision of state, local or foreign law) (B) as a transferee or successor or (C) by contract or otherwise.

         (r) No property of the Company or any Subsidiary is property that it or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code ss. 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code ss. 168.

         (s) Neither the Company nor any Subsidiary is required to include in income any adjustment pursuant to Code ss. 481(a) by reason of a voluntary change in accounting method initiated by the Company or such Subsidiary, and to the best of the knowledge of Sellers (after having made due inquiry of the Company and such of its Subsidiaries), the IRS has not proposed any such adjustment or change in accounting method.

         (t) Except as contemplated hereby, no election under Code ss. 338 (or any predecessor provisions) has been made by the Company or any of its Subsidiaries with respect to any of its Assets and Properties.

         (u) Neither the Company nor any of its Subsidiaries has been a United States real property holding company (as defined in Code ss. 897(c)(2)) during the applicable period specified in Code ss. 897(c)(1)(ii).

         (v) Neither the Company nor any of its Subsidiaries is subject to any contract, obligation or commitment under which it will or may any time hereafter be or become liable to make any payment (or provide any other amount in money or money's worth) of a revenue nature which (in either such case) is not deductible, depreciable or amortizable in full in computing the income of the Company or such Subsidiary for the purpose of any Taxes on income or profits to which the Company or such Subsidiary may be subject, other than any payment relating to the acquisition of assets which is treated as having an indefinite useful life for purposes of the relevant Tax or payments of the principal of any Indebtedness which is not deductible.

         (w) Neither the Company nor any of its Subsidiaries has disposed of any asset or supplied any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration to be received for such disposal or supply will be less than the consideration deemed received for Tax purposes.

         2.13. Legal Proceedings. Except as disclosed in Section 2.13 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

         (a) there are no Actions or Proceedings pending or, to the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), threatened against, relating to or affecting either Seller, the Company or any Subsidiary or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to either Seller, the Company or any Subsidiary, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any Subsidiary that would interfere in any material respect with its business or operations or (y) Losses by the Company or any Subsidiary;

         (b) there are no facts or circumstances known to Sellers (after having made due inquiry of the Company and each Subsidiary) that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

         (c) there are no Orders outstanding against the Company or any Subsidiary.

Prior to the execution of this Agreement, Sellers have delivered to Purchasers all responses of counsel for the Company and the Subsidiaries to auditors' requests for information delivered in connection with the Audited Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company or any Subsidiary.

         2.14. Compliance With Laws and Orders. Except as disclosed in Section
2.14 of the Disclosure Schedule, neither the Company nor any Subsidiary is or has at any time within the last five years been, or has received any notice that it is or has at any time within the last five years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties, including, without limitation, applicable U.S. federal and state truth-in-leasing Laws, the U.S. Consumer Leasing Act, 15 U.S.C. 1667, and
Article 2-A of the Uniform Commercial Code as adopted in all applicable states.

         2.15. Benefit Plans; ERISA.

         (a) Section 2.15(a) of the Disclosure Schedule (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was at any time a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Neither the Company nor any Subsidiary has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 2.15(a) of the Disclosure Schedule, no loan is outstanding between the Company or any Subsidiary and any employee.

         (b) Except as set forth in Section 2.15(b) of the Disclosure Schedule, neither the Company nor any Subsidiary maintains or is obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

         (c) Except as set forth in Section 2.15(c) of the Disclosure Schedule, each Benefit Plan covers only employees who are employed by the Company or a Subsidiary (or former employees or beneficiaries with respect to service with the Company or a Subsidiary), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such Plan.

         (d) Neither the Company nor any Subsidiary nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, has at any time contributed to any "multiemployer plan" as that term is defined in Section 4001 of ERISA.

         (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all respects in compliance with, and neither the Company nor any Subsidiary has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of
Section 401(k) of the Code. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

         (f) None of Sellers, the Company nor any Subsidiary is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Sellers, the Company or any Subsidiary to any Benefit Plan with respect to any period ending at the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

         (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which the Company or any Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

         (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(2), 4062, 4063, 4064 or 4069 of ERISA or otherwise, with respect to the Company, any Subsidiary, Purchasers or any corporation or organization controlling, controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could result in any such liability with respect to Purchasers, the Company, any Subsidiary or any such corporation or organization. No "reportable event" within the meaning of Section 4043 of ERISA or the regulations thereunder has occurred with respect to any Defined Benefit Plans. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan. Without limiting any other provision of this Section 2.15, to the knowledge of Sellers and its Subsidiaries, no event has occurred and no condition exists, with respect to any employee benefit plan, program or arrangement, or other plan, program or arrangement covering independent contractors, that has subjected or could subject the Company or its Subsidiaries, or any Benefit Plan or any successor thereto, to any tax, fine, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a Benefit Plan with respect to employees of the Company and its Subsidiaries). No event has occurred and no condition exists, with respect to any such plan, program or arrangement that could subject Purchasers or any of their Affiliates, or any Benefit Plan maintained by Purchasers or any of their Affiliates, to any tax, fine, penalty or other liability, that would not have been incurred by Purchasers or any of their Affiliates, or any such plan, program or arrangement, but for the transactions contemplated hereby.

         (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement except as disclosed on Section 2.15(i) of the Disclosure Schedule. No "excess parachute payment" under Section 280G of the Code will arise, directly or indirectly, by virtue of the transactions contemplated hereby.

         (j) To the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), there are no pending or threatened claims by or on behalf of any Benefit Plan, by any person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchasers, the Company, any Subsidiary, or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

         (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

         (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Defined Benefit Plan at said date and, to the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), there have been no material changes in such values since said date.

         (m) Complete and correct copies of the following documents to the extent they exist have been furnished to Purchasers prior to the execution of this Agreement:

                  (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

                  (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

                  (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

                  (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

                  (v) the most recent accountings with respect to any Benefit Plan funded through a trust;

                  (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other plan with respect to which actuarial valuations are conducted; and

                  (vii) all qualified domestic relations orders or other orders governing payments from any Benefit Plan.

         2.16. Real Property.

         (a) The Company and its Subsidiaries do not own any real property.
Section 2.16(a) of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by the Company or any Subsidiary, (as lessor or lessee).

         (b) The Company or one of its Subsidiaries has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it as lessee for the full term of the lease thereof. Each lease referred to in paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or one of its Subsidiaries and except as set forth in Section 2.16(c) of the Disclosure Schedule, there is no, and neither the Company nor any Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary owes any brokerage commissions with respect to any such leased space.

         (c) Sellers have delivered to Purchasers prior to the execution of this Agreement true and complete copies of all leases (including any amendments and renewal letters) with respect to the real property listed in Section 2.16(a) of the Disclosure Schedule

         (d) Except as disclosed in Section 2.16(d) of the Disclosure Schedule, the improvements on the real property identified in Section 2.16(a) of the Disclosure Schedule are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

         2.17. Tangible Personal Property. The Company or one of its Subsidiaries is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of their business, including all tangible personal property reflected on the balance sheet included in the Unaudited Financial Statements and tangible personal property acquired since the Unaudited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property owned by the Company or one of its Subsidiaries is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.17 of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

         2.18. Intellectual Property Rights. Section 2.18 of the Disclosure Schedule, lists all Intellectual Property owned by the Company or any Subsidiary or used in the business and operations of the Company or any Subsidiary as currently conducted. Except as set forth in Section 2.18 of the Disclosure Schedule, the Company or a Subsidiary has such ownership and use (free and clear of all Liens) of, or rights by license, lease or other agreement to use (free and clear of all Liens), such Intellectual Property as is necessary to permit its Company and its Subsidiaries to conduct their business and operations as currently conducted, except where the failure to have any such right would not have a material adverse effect on the Business or Condition of the Company. Except as disclosed in Section 2.18 of the Disclosure Schedule, (i) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or a Subsidiary to maintain their validity or effectiveness, (ii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company or any Subsidiary in respect of such Intellectual Property, (iii) Sellers have delivered to Purchasers prior to the execution of this Agreement true and complete copies of all documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (iv) the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (v) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vii) Sellers (after having made due inquiry of the Company and its Subsidiaries) have no knowledge that such Intellectual Property is being infringed by any other Person. Neither Sellers, the Company nor any Subsidiary has received notice that the Company or any Subsidiary is infringing any Intellectual Property of any other Person, no claim is pending or, to the knowledge of Sellers (after having made due inquiry of the Company and the Subsidiaries), has been made to such effect that has not been resolved and, to the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), neither the Company nor any Subsidiary is infringing any Intellectual Property Rights of any other Person.

         2.19. Contracts.

         (a) Section 2.19(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchasers prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound other than Company
Leases:

                  (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans) involving an obligation of the Company or any Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee;

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary or any officer, director or employee of the Company or any Subsidiary to engage in any business activity or compete with any Person or, except as provided in Section 5.11, prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary;

                  (iii) all partnership, joint venture, registration rights, shareholders' or other similar Contracts with any Person;

                  (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary or to preferred stock issued by the Company or any Subsidiary (other than Indebtedness owing to or preferred stock owned by the Company or any wholly-owned Subsidiary);

                  (v) all Contracts (A) with distributors, vendors, dealers, manufacturer's representatives, sales agencies or franchisees, including, without limitation, any vendor program agreements, and (B) with clients, customers or other Persons that, in the case of this clause (B), provide for rebates or any fee sharing or other similar arrangement;

                  (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, (B) any Business Combination and (C) Sold Leases;

                  (vii) all Contracts between or among the Company or any Subsidiary, on the one hand, and either Seller, any officer, director, Affiliate or Associate of either Seller or any Associate of any such officer, director or Affiliate (other than the Company or any Subsidiary), on the other hand;

                  (viii) all collective bargaining or similar labor Contracts;

                  (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

                  (x) all take or pay or requirements Contracts or any other Contracts or agreements requiring the Company or a Subsidiary to pay regardless of whether products or services are received.

                  (xi) all other Contracts that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary and (B) cannot be terminated within thirty (30) calendar days after giving notice of termination without resulting in any material cost or penalty to the Company or any Subsidiary.

         (b) Each Contract required to be disclosed in Section 2.19(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.19(b) of the Disclosure Schedule neither the Company, any Subsidiary nor, to the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

         (c) Except as disclosed in Section 2.19(c) of the Disclosure Schedule:

                  (i) each Company Lease and Sold Lease is evidenced by a written agreement, and there are no material understandings, agreements, undertakings or arrangements between the Company or any Subsidiary and the lessees or transferees under any Company Lease or Sold Lease which are not set forth in such Company Lease or Sold Lease or in a written agreement (including correspondence, memoranda and notations on the computer system of the Company or its Subsidiaries) included in the file of the Company or its Subsidiaries relating to such Company Lease or Sold Lease;

                  (ii) no payments required to be made under any Company Lease or Sold Lease have been paid, at the request or suggestion of the Company or any Subsidiary, more than 60 days in advance of the due dates thereof and except for Sold Leases the payments due under the Company Leases have not been assigned, pledged or otherwise hypothecated by the Company or any Subsidiary;

                  (iii) neither the Company nor any Subsidiary has acted, or failed to act, in a manner which would materially alter or reduce any of its rights or benefits under any manufacturers' or vendors' warranties or guarantees relating to property covered by any Company Lease or Sold Lease;

                  (iv) the Company and each Subsidiary that is a party to a Company Lease has properly prepared and filed financing statements covering all property subject to such Company Lease necessary to duly perfect a first lien security interest therein, except in the case of individual Company Leases for which the Company's or such Subsidiary's policy is not to file financing statements in accordance with the Company's policy (a complete and correct copy of which has been provided to Purchasers by Sellers);

                  (v) each Company Lease and Sold Lease (and any related guarantees) is and will continue to be after Closing, a valid, binding and enforceable, non-cancelable obligation of the lessee thereunder (and guarantors thereof) in accordance with its terms, each of which lessees and guarantors shall be a bona fide party thereto, having legal capacity to contract;

                  (vi) the property that is the subject of each Company Lease has been or will be delivered to the lessee thereunder, and accepted by such lessee, except where delivery has been waived prior to payment of the vendor pursuant to a supplement to a Company Lease;

                  (vii) the Company or one of its Subsidiaries shall have absolute, complete and indefeasible title to the property subject to each Company Lease (or a duly perfected first-lien security interest in the property subject to such Company Lease except with respect to the property subject to those Company Leases for which the Company's or its Subsidiary's policy is not to file financing statements), the Company Lease and all sums due thereunder, free and clear of any and all Liens, or claims of any Person; the supplier or vendor of said property has received or will receive payment in full for said property except for residual sharing arrangements with the applicable vendor or the assignor of the Company Lease, provided that the residual is shared when the lessor receives at least the principal balance reflected as the lease receivable; and

                  (viii) in the six months immediately prior to Closing, all Company Leases and loans have had payments made only by the party who is the named contractual customer thereunder except from time to time said payments may be made by a guarantor or a vendor with the express permission of the Company or one of its Subsidiaries.

         (d) Except as disclosed in Section 2.19(d) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other such Contracts, materially adverse to the Business or Condition of the Company.

         2.20. Licenses. Section 2.20 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Company or any Subsidiary, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Sellers have delivered to Purchasers true and complete copies of all such Licenses. Except as disclosed in Section 2.20 of the Disclosure
Schedule:

                  (i) The Company and each Subsidiary owns or validly holds all Licenses that are material to its business or operations;

                  (ii) each License listed in Section 2.20 of the Disclosure
         Schedule is valid, binding and in full force and effect; and

                  (iii) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

         2.21. Insurance. Section 2.21 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or any Subsidiary or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (i) have been issued to the Company or any Subsidiary or (ii) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary (other than in accordance with the terms of any Company Lease). The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section 2.21 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in Section 2.21 of the Disclosure Schedule, in light of the respective business, operations and Assets and Properties of the Company and the Subsidiaries, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company nor any Subsidiary has received notice that any insurer under any policy referred to in this Section 2.21 (x) is denying liability with respect to a claim thereunder or defending under a reservation of rights clause or (y) has filed for protection under applicable bankruptcy or insolvency laws or is otherwise in the process of liquidating or has been liquidated. Section 2.21 of the Disclosure Schedule sets forth a complete and accurate list of all claims in excess of $25,000 made by the Company or any Subsidiary under the policies and binders described in clause (i) above since the Audited Financial Statement Date. Neither the Company nor any Subsidiary has or maintains any self-insurance arrangement.

         2.22. Affiliate Transactions. Except as disclosed in Section 2.22(a) of the Disclosure Schedule, as of the date of this Agreement, (i) there are no intercompany Liabilities between the Company or any Subsidiary, on the one hand, and either Seller, any officer, director, Affiliate or Associate of either Seller or any Associate of any such officer, director or Affiliate (other than the Company or any Subsidiary), on the other, (ii) neither either Seller nor any such officer, director, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary, (iii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to either Seller or any such officer, director, Affiliate or Associate and (iv) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets of Sellers or any such officer, director, Affiliate or Associate. Except as disclosed in
Section 2.22(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.22(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in Section 2.22(c) of the Disclosure Schedule, since the Audited Financial Statement Date, all settlements of intercompany Liabilities between the Company or any Subsidiary, on the one hand, and either Seller or any such officer, director, Affiliate or Associate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

         2.23. Employees; Labor Relations. (a) Section 2.23 of the Disclosure Schedule contains a list of the name of each officer and full-time employee of the Company and the Subsidiaries having an annual base salary or wages of at least $100,000 at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. Neither Seller has received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Purchasers, because of the consummation of the transactions contemplated by this Agreement.

         (b) Except as disclosed in Section 2.23 of the Disclosure Schedule, (i) no employee of the Company or any Subsidiary is presently a member of a collective bargaining unit and, to the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary, and (ii) no unfair labor practice complaint or sex or age discrimination claim has been brought during the last five years against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental or Regulatory Authority. Since December 31, 1995, there has been no work stoppage, strike or other concerted action by employees of the Company or any Subsidiary. During that period, the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours and collective bargaining.

         2.24. Environmental Matters. The Company and each of its Subsidiaries has obtained all Licenses which are required in respect of its business, operations or Assets and Properties under applicable Environmental Laws. The Company and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. Except as set forth in Section 2.24 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

         (a) No Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company or any Subsidiary to have any License required in connection with the conduct of the business or operations of the Company or any of its Subsidiaries or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. ss. 9601(22) ("Release"), of any Hazardous Material, and Sellers (after having made due inquiry of the Company and its Subsidiaries) are not aware of any facts or circumstances which could reasonably be expected to form the basis for any such Order, complaint, penalty or investigation.

         (b) Neither the Company, any Subsidiary nor, to the knowledge of Sellers (after having made due inquiry of the Company and the Subsidiaries), any prior owner or lessee of any property now or previously owned or leased by the Company or any Subsidiary has handled any Hazardous Material contrary to applicable Environmental Law on any property now or previously owned or leased by the Company or any Subsidiary; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and
(iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law, at, on or under any property now or previously owned or leased by the Company or any Subsidiary, during any period that the Company or a Subsidiary owned or leased such property or, to the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), prior thereto.

         (c) Neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any Action or Proceeding that could lead to claims against Purchaser, the Company or any Subsidiary for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

         (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any Subsidiary and no property now or previously owned or leased by the Company or any Subsidiary is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

         (e) There are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law or Order on any real property owned or leased by the Company or any Subsidiary, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), is in process which could subject any of such properties to such Liens, and neither the Company nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Material at any property owned by it in any deed to such property.

         (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Company or any Subsidiary in relation to any property or facility now or previously owned or leased by the Company or any Subsidiary which have not been delivered to Purchaser prior to the execution of this Agreement.

         2.25. Substantial Customers and Suppliers. Section 2.25(a) of the Disclosure Schedule lists the lessees under each Company Lease having a net aggregate value in excess of $200,000 on the basis of rentals provided for the most recent fiscal year and the net aggregate value of the rentals of each such Company Lease. Section 2.25(b) of the Disclosure Schedule lists the vendors or suppliers of the Company and its Subsidiaries who have sold goods or services to the Company or its Subsidiaries in the most recent fiscal year at an aggregate cost of $1,000,000 or more. Except as disclosed in Section 2.25(c) of the Disclosure Schedule, to the knowledge of Sellers (after having made due inquiry of the Company and its Subsidiaries), no such lessee is threatened with or subject to a proceeding involving bankruptcy or insolvency.

         2.26. Bank and Brokerage Accounts; Investment Assets. Section 2.26 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

         2.27. No Powers of Attorney. Except as set forth in Section 2.27 of the Disclosure Schedule, neither the Company nor any Subsidiary has any powers of attorney or comparable delegations of authority outstanding.

         2.28. Receivables. Except as set forth in Section 2.28 of the Disclosure Schedule, all Company Leases and all receivables thereunder and all Sold Leases and all receivables thereunder (i) arose from bona fide leasing or lending transactions in the ordinary course of business, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, and
(iv) (except for Company Leases included in the Non-Recourse Pool pursuant to Section 4.06) are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any Subsidiary. The reserves relating to the Company Lease receivables set forth on the balance sheet included in the Unaudited Financial Statements and in the accounting records of the Company and its Subsidiaries as of the Closing Date are or will be calculated in accordance with GAAP consistently applied.

         2.29. Inventory. All inventory (excluding, for the purposes of this Section 2.29 property subject to the Company Leases) of the Company and the Subsidiaries reflected on the balance sheet included in the Audited Financial Statements consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable in the ordinary course of business consistent with past practice, subject to normal and customary allowances for damage and outdated items. Except as disclosed in the notes to the Audited Financial Statements, all items included in the inventory of the Company and its Subsidiaries are the property of the Company and its Subsidiaries, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company or any Subsidiary on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

         2.30. Brokers. Except for Keefe, Bruyette and Woods, Inc., whose fees, commissions and expenses are the sole responsibility of Sellers, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Purchasers without the intervention of any Person on behalf of Sellers in such manner as to give rise to any valid claim by any Person against Purchasers, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

         2.31. Disclosure. All material facts relating to the Business or Condition of the Company have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchasers pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERs

         Purchasers hereby represent and warrant to Sellers as follows:

         3.01. Organization. Each Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of its incorporation. Each Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Purchaser is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any of the Operative Agreements to which it is a party or on the ability of such Purchaser to perform its obligations hereunder or thereunder.

         3.02. Authority. The execution, delivery and performance by each Purchaser of this Agreement and the Operative Agreements to which it is a party, have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by each Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, its legal, valid and binding obligations enforceable against such Purchaser in accordance with their terms.

         3.03. No Conflicts. The execution and delivery by each Purchaser of this Agreement do not, and the execution and delivery by each Purchaser of the Operative Agreements to which it is a party, the performance by such Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

         (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of such Purchaser;

         (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Purchaser or any of its Assets and Properties; or

         (c) except as disclosed in Schedule 3.03 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any of Assets or Properties under, any Contract or License to which such Purchaser is a party or by which any of its Assets and Properties is bound.

         3.04. Governmental Approvals and Filings. Except as disclosed in
Schedule 3.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of either Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         3.05. Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchasers, threatened against, relating to or affecting either Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         3.06. Purchase for Investment. The Shares will be acquired by AEL (or, if applicable, its assignee pursuant to Section 14.11(b)(i)) for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of AEL (or such assignee, as the case may be). AEL (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Holdings to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

         3.07. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchasers directly with Sellers without the intervention of any person on behalf of Purchasers in such manner as to give rise to any valid claim by any person against Sellers, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

         3.08. Financial Statements. Prior to the execution of this Agreement, EAB has delivered to Sellers true and complete copies of the following financial statements:

         (a) the audited balance sheets of EAB as of December 31, 1999 and, and the related audited statements of operations, stockholders' equity and cash flows for the fiscal year then ended, together with a true and correct copy of the report on such audited information by EAB's independent accountant; and

         (b) the unaudited balance sheets of EAB as of March 31, 2000, and the related unaudited statements of operations, stockholders' equity and cash flows for the period then ended.

All such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of EAB as of the respective dates thereof and for the respective periods covered thereby.

         3.09. Investigation by Purchasers. Without in any manner limiting the representations and warranties of Sellers contained in Article II hereof or the Purchasers reliance thereon, Purchasers have conducted their own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and the Subsidiaries and acknowledge that they have been provided access to the properties, premises and records of the Company and each Subsidiary for this purpose.

                                   ARTICLE IV

                            ACTIONS PRIOR TO CLOSING

                     4.01. Regulatory and Other Approvals.

         (a) Sellers, at their sole expense (except as provided in Section 4.02), will and will cause the Company and its Subsidiaries to (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Sellers, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 2.06 and 2.07 of the Disclosure Schedule, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchasers or such Governmental or Regulatory Authorities or other Persons may reasonably request and (iii) cooperate with Purchasers as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchasers to consummate the transactions contemplated hereby and by the Operative Agreements. Sellers will provide prompt notification to Purchasers when any such consent, approval, action, filing or notice referred to in clause
(i) above is obtained, taken, made or given, as applicable, and will advise Purchasers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         (b) Purchasers, at their sole expense, will (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchasers to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Schedules 3.03 and 3.04 hereto, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Sellers or such Governmental or Regulatory Authorities or other Persons may reasonably request and (iii) cooperate with Sellers, the Company and its Subsidiaries as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Sellers, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements. Purchasers will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause
(i) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         4.02. HSR Filings. In addition to and not in limitation of the covenants contained in Section 4.01, Purchasers and Sellers each will (a) take promptly all actions necessary to make the filings required of it under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by it from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate in all respects to assist the other in connection with its filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general. Purchasers shall pay the HSR Act filing fee at the time of their HSR Act filing. Any expenses incurred by the Sellers or the Company and its Subsidiaries in connection with Seller's obligations under this
Section 4.02 shall be paid by Sellers.

         4.03. Investigation by Purchasers. Sellers will, and will cause the Company and its Subsidiaries to, (a) provide Purchasers and their officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Subsidiaries and their Assets and Properties and Books and Records, (b) furnish Purchasers and such Representatives with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company and its Subsidiaries as Purchasers or any of such Representatives reasonably may request in connection with such investigation and (c) as promptly as practicable, deliver to Purchasers true and complete copies of such financial statements, reports and analyses as may be prepared or received by Sellers, the Company or any Subsidiary relating to the business or operations of the Company or any Subsidiary or as Purchasers may otherwise reasonably request.

         4.04. No Solicitations. Sellers will not take, nor will it permit the Company, its Subsidiaries or any Affiliate of Sellers (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Sellers, the Company, its Subsidiaries or any such Affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with the Company or any Subsidiary, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with the Company or any Subsidiary or (c) to furnish or cause to be furnished any information with respect to the Company or any Subsidiary to any Person (other than as contemplated by Section 4.03) who Sellers, the Company, any Subsidiary or such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Business Combination with the Company or any Subsidiary. If Sellers, the Company, any Subsidiary or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Purchaser or any other Person referred to in Section 4.03) any offer, inquiry or informational request referred to above, Sellers will promptly advise such Person, by written notice, of the terms of this
Section 4.03 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

         4.05. Financial Statement Review. As promptly as practicable after the execution of this Agreement, the Sellers will cause the Company's most recent Unaudited Financial Statements to be audited by Grant Thornton LLP, the Company's independent accountants, or such other firm of accountants reasonably acceptable to the Purchasers. In connection with such audit, Sellers agree to cause the Company and its Subsidiaries to cooperate with the Company's independent accountants to complete the audit as soon as reasonably practicable and, in any event, no later than sixty (60) days after the date hereof. Upon completion of the audit, Sellers will deliver to Purchasers such financial statements and all the associated work papers, together with an unqualified opinion of such accountants that such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition and results of operation of the Company and its consolidated Subsidiaries as of the date thereof and for the period then ended. The Purchasers shall have twenty (20) days after the day of its receipt of the financial statements and other documents referred to above, to review such information. The Sellers agree to cause the Company and its Subsidiaries to give the Purchasers and its Representatives access to all additional information they may reasonably require in connection with such review. On or prior to the expiration of the twenty (20) day period referred to above, the Purchasers shall notify Sellers whether the financial statements and other documentation delivered pursuant to this Section 4.05 show any adverse findings and, if they have, those adverse findings will be set forth in reasonable detail. The determination of the Purchasers as to whether such financial statements and other documents, show any adverse findings shall be made in the Purchaser's sole and absolute discretion subject only to the Purchaser's acting in good faith. If the Purchasers notify Sellers that the financial statements and other documents delivered pursuant to this Section 4.05 do show adverse findings, Purchasers may reduce the Purchase Price to reasonably reflect the adverse findings or terminate this Agreement as provided in Section 12.01(e). If Purchasers fail to notify Sellers within the twenty (20) day period referred to above Purchasers shall be deemed to have waived their right to terminate this Agreement pursuant to Section 12.01(e). If Purchasers reduce the Purchase Price pursuant to this
Section 4.05, Sellers shall have a right to terminate this Agreement as provided in Section 12.01(f).

         4.06. Company Lease Receivable Non-Recourse Pool.

         (a) Without limiting the generality of Section 4.03 above, Purchasers shall have the right prior to Closing to review all of the Company's and its Subsidiaries' Company Lease receivables. Such review may, at the Purchaser's option, include a review of all files and documentation maintained by the Company or its Subsidiaries with respect to such receivables, including, without limitation, any Company Lease and any supporting documentation and any credit reports, financial statements or other information relating to any debtor under, or guarantor of, any Company Lease. Purchasers may at their option require any Company Lease receivable that (i) is 90 days or more delinquent as of the last day of the month, the last day of which is not less than 10 days prior to Closing, (ii) is on the credit watch list maintained by the Company or any of its Subsidiaries as of the last day of the month preceding the month in which the Closing occurs or (iii) has an aggregate outstanding balance of $200,000 or more as of the last day of the month preceding the month in which the Closing occurs and would be risk rated "not pass" or worse in accordance with Purchasers' credit policies and standards, to be placed in a non-recourse pool (the "Non-Recourse Pool"). Purchasers shall identify to Sellers those Company Lease receivables Purchasers have elected to include in the Non-Recourse Pool no later than 3 days prior to the Closing.

         (b) The amount of the Company's net investment in the Company Leases included in the Non-Recourse Pool shall be evidenced by the Note as provided in
Section 1.03. The Note shall only be payable to the extent of payments received by the Company or any of its Subsidiaries on any of the Company Lease receivables included in the Non-Recourse Pool. Purchasers shall cause the Company and its Subsidiaries to use their best efforts to collect the Company Lease receivables in the Non-Recourse Pool. Payments made by any obligor of such a Company Lease receivable shall be allocated first to the payment of such receivable until paid in full and thereafter to any other Company Lease receivable included in the Non-Recourse Pool. The Company or its Subsidiaries shall be entitled to deduct from the amount received on account of such receivables all out-of-pocket expenses owed to third parties by the Company or any Subsidiary in collecting such amounts, including the fees and expenses of any attorneys, and a processing fee equal to 1% of the amount collected, not to exceed $500 per Company Lease receivable included in the Non-Recourse Pool. The balance shall be paid to Sellers in accordance with the terms of the Note. Anything herein to the contrary notwithstanding, neither Purchasers nor the Company or any of its Subsidiaries shall have any obligation to incur any out-of-pocket costs in connection with the collection of any such receivables unless Sellers agree to provide an appropriate indemnity, in form and substance, acceptable to Purchasers. Following the Closing and for so long as the Note shall be outstanding, Purchasers shall allow Sellers and their Representatives, at reasonable intervals during normal business hours, reasonable access to all books and records of the Company and shall allow Sellers and their Representatives to make such inspections as they may reasonably require and will cause the Company's officers and those of each Subsidiary to furnish Sellers with such financial and operating data and other information relating to the Company Leases in the Non-Recourse Pool as Sellers may from time to time reasonably request, in each case to permit Sellers to reconcile amounts received in respect of the Company Leases included in the Non-Recourse Pool and the application of the proceeds thereof. Sellers and their Representatives will conduct all such inspections in a manner which will minimize any disruptions of the business and operations of the Company and any Subsidiary. Sellers may at any time request that the Company and its Subsidiaries convey to the Sellers in exchange for the cancellation of the Note the Company Lease receivables included in the Non-Recourse Pool. If there are any Company Lease receivables remaining in the Non-Recourse Pool after 5 years, the Purchasers may elect to cause the Company and its Subsidiaries to convey such remaining Company Lease receivables to the Sellers in exchange for the cancellation of the Note. The Note shall be prepayable at any time by Purchasers, without penalty or premium.

         4.07. Conduct of Business. Sellers will cause the Company and its Subsidiaries to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Sellers will:

         (a) cause the Company and its Subsidiaries to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company and its Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Company and its Subsidiaries, (iii) maintain the Assets and Properties of the Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, vendors, suppliers, lenders and other Persons with whom the Company or any Subsidiary has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and its Subsidiaries;

         (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner and
(ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, (B) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes, (C) the fiscal year of the Company or any Subsidiary or (D) the credit policies or standards of the Company or any of its Subsidiaries;

         (c) (i) use, and will cause the Company and its Subsidiaries to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.21 of the Disclosure Schedule, (ii) to the extent requested by Purchasers prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary to continue to be provided at the expense of the Company and the Subsidiaries for at least sixty (60) calendar days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of the Company and its Subsidiaries to be paid to the Company; and

         (d) cause the Company and its Subsidiaries to comply, in all material respects, with all Laws and Orders applicable to their respective business and operations, and promptly following receipt thereof to give Purchasers copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

         (e) will cause all Options outstanding at the date hereof shall have been cancelled at no cost to the Company or any of its Subsidiaries. Sellers shall deliver to Purchasers all documents relating to such cancellation as Purchasers shall reasonably request to satisfy themselves that at Closing there are no outstanding Options; and

         (f) cause the Company and its Subsidiaries to unconditionally terminate those agreements set out in Schedule 4.07 hereto at Closing and ensure that the Company and its Subsidiaries shall have no further obligations with respect to those agreements. If any amounts become payable by the Company or its Subsidiaries under those agreements the payment of those sums shall be the sole responsibility of Sellers.

         4.08. Employee Matters. Except as may be required by Law, Sellers will refrain, and will cause the Company and its Subsidiaries to refrain, from directly or indirectly:

         (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Company or any Subsidiary concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

         (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any Subsidiary whose annual salary is or, after giving effect to such change, would be $75,000 or more;

         (c) adopting, entering into, amending, modifying or terminating (partially or completely) any Benefit Plan except to the extent required by applicable Law;

         (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or

         (e) entering into, amending, modifying or terminating (partially or completely), any Contract that is, or had it been in existence on the date of this Agreement would have been required to be, disclosed in Section 2.19(a)(i) of the Disclosure Schedule.

         Sellers will cause the Company, the Subsidiaries and Affiliates to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Sellers will promptly notify Purchasers in writing of each receipt by Sellers, the Company, any Subsidiary or any Affiliate (and furnish Purchasers with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

         4.09. Certain Restrictions. Sellers will cause the Company and the Subsidiaries to refrain from:

         (a) amending their certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such corporation;

         (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or any Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary (except for waiving any transfer restrictions applicable to any Options to facilitate the cancellation thereof in accordance with Section 4.07(e));

         (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

         (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties (excluding Company Leases), other than in the ordinary course of business consistent with past practice;

         (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to Section 2.19(a), or (B) any material License or (ii) granting any irrevocable powers of attorney;

         (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Subsidiary or any Contract to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound;

         (g) (i) incurring Indebtedness (except in the ordinary course of business) or (ii) except with respect to any Company Lease in the ordinary course of business, voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary (in either case other than Indebtedness of the Company or a Subsidiary owing to the Company or a wholly-owned Subsidiary);

         (h) engaging with any Person in any Business Combination;

         (i) except with respect to any Company Lease in the ordinary course of business, making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $150,000;

         (j) making any change in the lines of business in which they participate or are engaged;

         (k) except with respect to any Company Lease in the ordinary course of business, writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice;

         (l) disposing of any Company Lease (except for the Company Leases set out on Section 4.09(l) of the Disclosure Schedule and such other Company Leases as the parties shall mutually agree which may be sold provided that the Company or its Subsidiaries receive payment of at least the net investment value of such Company Leases for those Company Leases in connection with such sale); or

         (m) entering into any agreement to do or engage in any of the foregoing.

         4.10. Affiliate Transactions. Except as set forth in Section 1.04 hereof and Section 4.10 of the Disclosure Schedule, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between Sellers, any officer, director, Affiliate or Associate of Sellers or any Associate of any such officer, director or Affiliate (other than the Company or any Subsidiary), on the one hand, and the Company or any of its Subsidiaries, on the other, will be paid in full, and Sellers will terminate and will cause any such officer, director, Affiliate or Associate to terminate each Contract with the Company or any Subsidiary. Prior to the Closing, neither the Company nor any Subsidiary will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to Section 2.19(a)(vi)), with Sellers or any such officer, director, Affiliate or Associate.

         4.11. Books and Records. Except with respect to those Books and Records held by Harris Trust and Savings Bank, on the Closing Date, Sellers will deliver or make available to Purchasers at the offices of the Company and its Subsidiaries all of the Books and Records, and if at any time after the Closing Sellers discover in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchasers.

         4.12. Notice and Cure. Each party (the "Defaulting Party") will notify the other (the "Non-Defaulting Party") promptly in writing of, and contemporaneously will provide the Non-Defaulting Party with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of such Defaulting Party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such Defaulting Party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each party also will notify the other promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the others right to seek indemnity under Article XI.

         4.13. Fulfillment of Conditions.

         (a) Sellers will execute and deliver at the Closing each Operative Agreement that Sellers are required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchasers contained in this Agreement and will not, and will not permit the Company or any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         (b) Purchasers will execute and deliver at the Closing each Operative Agreement that Purchasers are hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Sellers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         4.14. Release of Guaranties. Prior to or at the Closing, Purchasers shall secure, or cause to be secured the release of Resource America, Resource America or Holdings, as the case may be, from guaranties set forth in Section
4.14 of the Disclosure Schedule.

                                   ARTICLE V

                     CONDITIONS TO OBLIGATIONS OF PURCHASERS

         The obligations of Purchasers hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchasers in their sole discretion):

         5.01. Representations and Warranties. Each of the representations and warranties made by Sellers in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

         5.02. Performance. Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers, the Company or any Subsidiary at or before the Closing.

         5.03. Officers' Certificates. Each Seller shall have delivered to Purchasers a certificate, dated the Closing Date and executed by its Chairman of the Board, the President or any Executive or Senior Vice President, substantially in the form and to the effect of Exhibit C hereto, and a certificate, dated the Closing Date and executed by its Secretary or any Assistant Secretary, substantially in the form and to the effect of Exhibit D hereto.

         5.04. Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchasers, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchasers, the Company, any Subsidiary or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

         5.05. Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchasers and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby, including, without limitation, all approvals of the New York State Banking Department and Dutch central bank approval, (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchasers, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

         5.06. Third Party Consents. The consents (or in lieu thereof waivers) listed in Schedule 3.03 hereto, and all other consents (or in lieu thereof waivers) to the performance by Purchasers and Sellers of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchasers, Sellers, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchasers or the Business or Condition of the Company and its Subsidiaries, (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchasers, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

         5.07. Opinion of Counsel. Purchasers shall have received the opinion of Ledgewood Law Firm, P.C., counsel to Resource America, Holdings and the Company, dated the Closing Date, substantially in the form and to the effect of Exhibit E hereto, and to such further effect as Purchasers may reasonably request.

         5.08. Good Standing Certificates. Sellers shall have delivered to Purchasers (a) copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of the Company and each Subsidiary certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation, (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that each of the Company and the Subsidiaries is in good standing or subsisting in such jurisdiction, listing all charter documents of the Company and such Subsidiaries on file and attesting to its payment of all franchise or similar taxes (with the exception of payment of taxes in Pennsylvania and Ontario for which no such attestation will be required), and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which the Company and the Subsidiaries are qualified or admitted to do business to the effect that the Company or the applicable Subsidiary is duly qualified or admitted and in good standing in such jurisdiction.

         5.09. Resignations of Directors and Officers. Such members of the boards of directors and such officers of the Company and the Subsidiaries as are designated in a written notice delivered at least two (2) Business Days prior to the Closing Date by Purchasers to Sellers shall have tendered, effective at the Closing, their resignations as such directors and officers.

         5.10. Escrow Agreement. Sellers and the Escrow Agent shall have entered into the Escrow Agreement.

         5.11. Employment Agreements. Each of the employees of the Company and its Subsidiaries listed on Schedule 5.11 shall have executed and delivered an employment agreement or an amendment to such employee's existing employment agreement, in each case, in form and substance satisfactory to Purchasers. If any such employee refuses to execute such employment agreement or amendment, Sellers shall immediately notify Purchasers. Purchasers may within 10 Business Days after its receipt of such notice either (i) terminate this Agreement or
(ii) waive the condition in this Section 5.11 as to such employee. Failure by Purchasers to respond within 10 Business Days shall be deemed to be a waiver by Purchasers of the condition in this Section 5.11 as to such employee.

         5.12. Proceedings. All proceeding to be taken on the part of Sellers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers, and Purchasers shall have received copies of all such documents and other evidences as Purchasers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         5.13. Schedule of Indebtedness. Sellers shall have delivered to the Purchasers a schedule of all Indebtedness of the Company and its Subsidiaries as at the Closing Date.

                                   ARTICLE VI

                      CONDITIONS TO OBLIGATIONS OF SELLERS

         The obligations of Sellers hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in its sole discretion):

         6.01. Representations and Warranties. Each of the representations and warranties made by Purchasers in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

         6.02. Performance. Purchasers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchasers at or before the Closing.

         6.03. Officers' Certificates. Each Purchaser shall have delivered to Sellers a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Executive or Senior Vice President of such Purchasers, substantially in the form and to the effect of Exhibit F hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of such Purchasers, substantially in the form and to the effect of Exhibit G hereto.

         6.04. Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         6.05. Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers and Purchasers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

         6.06. Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Sellers of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 6.06 of the Disclosure Schedule (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

         6.07. Opinion of Counsel. Sellers shall have received the opinion of Clifford Chance Rogers & Wells LLP, counsel to Purchasers, dated the Closing Date, substantially in the form and to the effect of Exhibit H hereto.

         6.08. Proceedings. All proceedings to be taken on the part of Purchasers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received copies of all such documents and other evidences as Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII

                              Restrictive Covenants

         7.01. Restrictive Covenants. Resource America, Resource Leasing and Holdings will, for a period of five (5) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

         (a) employing, engaging or seeking to employ or engage any Person who within the prior twelve (12) months had been an officer or employee of the Company or any Subsidiary, unless such officer or employee (A) resigns voluntarily (without any solicitation from Seller or any of its Affiliates) or
(B) is terminated by the Company or any Subsidiary after the Closing Date;

         (b) causing or attempting to cause (A) any client, customer, vendor or supplier of the Company or any Subsidiary to terminate or materially reduce its business with the Company or its Subsidiaries or (B) any officer, employee or consultant of the Company or any Subsidiary to resign or sever a relationship with the Company or a Subsidiary;

         (c) disclosing (unless compelled by judicial or administrative process or otherwise required by law) or using any confidential or secret information relating to the Company or any of its Subsidiaries or any of their respective clients, customers, vendors or suppliers; or

         (d) participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending material assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business in which the Company or any of the Subsidiaries is participating or engaged on the Closing Date in any jurisdiction in which the Company or a Subsidiary participates or engages in such line of business on the Closing Date; provided, however, that nothing in this Section 7.01 shall restrict or limit FL Partnership Management, Inc., a subsidiary of Resource America, from continuing to conduct its business as currently conducted. Notwithstanding the foregoing, if any Person participating or engaged in any of the lines of business in which the Company or any of its Subsidiaries is participating or engaged on the Closing Date proposes to acquire Resource America (or all or substantially all of its assets) in a bona fide arm's length transaction, Purchasers will not unreasonably withhold their consent to the waiver of the provisions of this Section 7.01(d) with respect to such transaction.

         7.02. Severability. The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this
Article VII. It is the intention of the parties that the provisions of this
Article VII be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Article VII shall not render unenforceable, or impair, the remainder of the provisions of this Article VII. Accordingly, if any provision of this Article VII shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

         7.03. Injunctive Relief. The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and each Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                                  ARTICLE VIII

                       TAX MATTERS AND POST-CLOSING TAXES

         8.01. Liability For Taxes.

         (a) Sellers shall be liable for, shall pay and shall indemnify and hold Purchasers and the Company and its Subsidiaries harmless against all Taxes of the Company and its Subsidiaries (including but not limited to all sales, use and property Taxes) for any taxable period ending on or before the Closing Date, including any Taxes resulting from the making of the Section 338(h)(10) Elections and any liability for Taxes pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) in respect of any Affiliated Group which includes or included Sellers and/or the Company and any of its Subsidiaries on or prior to the Closing Date.

         (b) Purchasers shall be liable for, shall pay and shall indemnify and hold Sellers harmless against any and all Taxes of the Company and its Subsidiaries for any taxable year commencing after the Closing Date; provided that nothing in this Section 8.01(b) shall include any Tax attributable to the making of the Section 338(h)(10) Elections.

         8.02. Allocation. In the case of Taxes of the Company and its Subsidiaries that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the amount of Taxes attributable to the pre-Closing portion of a taxable period shall be determined based on an interim closing of the books of the Company and its Subsidiaries as of the close of the Closing Date, except that the amount of any such Taxes that are imposed on a periodic basis shall be determined by reference to the relative number of days in the pre-Closing and post-Closings portion of such taxable period and the taxable year of any partnership or other pass through entity in which the Company is partner or other beneficial interest holder shall be deemed to terminate on the Closing Date.

         8.03. Payment. Except as otherwise provided in this Article VIII, any amounts owed by an indemnitor to an indemnitee under this Article VIII shall be paid within ten (10) days of notice from the indemnitee; provided, however, that, if such amounts are being contested before a taxing authority in good faith, the indemnitor shall not be required to make payment until it is finally determined by such taxing authority, unless the indemnitor has authorized the indemnitee to make payment to such taxing authority.

         8.04. Refunds. Any refunds received by Purchasers, the Company, any of its Subsidiaries or their successors of Taxes of the Company or its Subsidiaries relating to taxable periods or portions thereof ending on or before the Closing Date shall be for the account of Sellers, and Purchasers shall pay over to Sellers any such refund received by Purchasers, the Company, any of its Subsidiaries or their successors within five (5) business days of receipt. Purchasers shall, if Sellers so request and at Sellers' expense, cause the relevant entity to file for and obtain any refunds to which Sellers are entitled under this Section 8.04. Purchasers shall permit Sellers to control (at Sellers' expense) the prosecution of any such refund claimed, and shall cause the relevant entity to authorize by appropriate power-of-attorney such persons as Sellers shall designate to represent such entity with respect to such refund claimed.

         8.05. Contests.

         (a) Sellers will allow the Company and its counsel to participate at its own expense in any audits of a consolidated, combined or unitary Tax Return of an Affiliated Group of which the Company or any of its Subsidiaries was a member to the extent that such Returns relate to the Company and its Subsidiaries. Sellers will not settle any such audit in a manner which would adversely affect the Company and its Subsidiaries after the Closing Date unless such settlement would be reasonable in the case of a Person that owned the Company and its Subsidiaries both before and after the Closing Date.

         (b) After the Closing, Purchasers shall promptly notify Sellers in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Purchasers, the Company or any of its Subsidiaries which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification under Section 8.01(a). Such notice shall contain factual information (to the extent known to Purchasers, the Company or its Subsidiaries) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such asserted Tax liability. If Purchasers fail to give Sellers prompt notice of an asserted Tax liability as required by this Section 8.05(b), then (i) if Sellers are precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then Sellers shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability, and (ii) if Sellers are not so precluded from contesting but such failure to give prompt notice results in a detriment to Sellers, then any amount which Sellers are otherwise required to pay Purchasers pursuant to Section 8.01(a) with respect to such liability shall be reduced by the amount of such detriment.

         (c) Sellers may elect to direct, through counsel of their own choosing and at their own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 8.01(a) (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest"). If Sellers elect to direct the Contest of an asserted Tax liability, they shall, within thirty (30) calendar days of receipt of the notice of asserted Tax liability (but not less than five (5) days before the due date of any protest or other claim in respect thereof), notify Purchasers of their intent to do so and acknowledge in writing, in form and substance satisfactory to Purchasers, their obligation to indemnify Purchasers in full therefor. Purchasers shall cooperate and shall cause the Company, its Subsidiaries or their successors to cooperate in each phase of such Contest. If Sellers choose to direct the Contest, Purchasers shall promptly empower and shall cause the Company, its Subsidiaries and their successors promptly to empower (by power-of-attorney and such other documentation as may be appropriate) such representatives of Sellers as they may designate to represent Purchasers, the Company, its Subsidiaries or their successors in the Contest insofar as the Contest involves an asserted Tax liability for which Sellers would be liable under Section 8.01(a).

         If Sellers elect not to direct the Contest and acknowledge in writing, in form and substance satisfactory to Purchasers, their obligation to indemnify Purchasers in full therefor, then (i) Sellers may participate, at their own expense, in the Contest and (ii) neither Purchasers, the Company nor any Subsidiary shall settle or compromise any asserted liability over the objection of Sellers. If Sellers elect not to direct the Contest and fail to provide such acknowledgment, then (x) Sellers shall have no right to participate in the Contest and (y) Purchasers, the Company or its Subsidiaries may pay, compromise or contest such asserted liability in their sole discretion.

         8.06. Filing of Tax Returns; Change of Tax Year. The parties hereto covenant and agree that: (a) Sellers shall prepare and file with the applicable Governmental Authorities all income Tax Returns relating to the Company and its Subsidiaries with respect to any period that ends on or before the Closing Date and all other Tax Returns required to be filed (not taking into account extensions) on or prior to the Closing Date and (b) Purchasers shall prepare and file with the applicable Governmental Authorities all other Tax Returns relating to the Company and its Subsidiaries. The parties hereto acknowledge and agree that for purposes of filing all Tax Returns, unless otherwise required by law, the taxable year of the Company and its Subsidiaries shall end as of the Closing Date and that their new taxable year shall commence as of the day following the Closing Date and shall end on the same day as AEL's fiscal year for filing its federal income tax return.

         8.07. Cooperation and Exchange of Information. Sellers and Purchasers will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by any Tax Authority. Each party shall execute and deliver such powers-of-attorney and make available such other documents as are necessary to carry out the intent of this Article VIII. Each party agrees to notify the other party of any audit adjustments that do not result in Tax liability but can reasonably be expected to affect Tax Returns of the other party. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain in accordance with applicable IRS record retention procedures all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company and its Subsidiaries for its taxable period first ending after the Closing Date and for all prior taxable periods until the later of (a) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (b) seven (7) years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 8.07 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

         8.08. Conveyance Taxes. Sellers agree to pay all liabilities for all sales, transfer, stamp, real property transfer or gains and similar Taxes incurred as a result of the sale of the Shares contemplated hereby. Sellers and Purchasers will cooperate in the preparation and filing of any required transfer Tax Returns.

         8.09. Termination of Prior Tax Settlement Agreements. Any tax settlement or sharing agreements, arrangements, policies or guidelines, formal or informal, express or implied that may exist between the Company and its Subsidiaries, on one hand, and the Sellers and/or its Affiliates (other than the Company and its Subsidiaries), on the other hand (a "Settlement Agreement"), shall terminate as of the Closing Date, and, any obligations to make payments under any Settlement Agreement shall be cancelled as of the Closing Date.

                                   ARTICLE IX

                      EMPLOYEE AND EMPLOYEE BENEFIT MATTERS

         9.01. Employees. "Employees" shall mean all current and former employees of the Company and its Subsidiaries. "Active Employees" shall mean the Employees who, as of the Closing Date, are employees of the Company or its Subsidiaries, including employees on short-term disability who return to work prior to incurring a long-term disability and employees on leave and who, pursuant to the Family and Medical Leave Act of 1993, must be offered employment by the Company or its Subsidiaries upon their return from leave.

         9.02. Continuation of Employment. Effective as of the Closing Date, Purchasers shall cause the Company and its Subsidiaries to continue the employment of each Active Employee. Notwithstanding the foregoing, nothing in this Section 9.02 shall limit Purchasers' or the Company's or its Subsidiaries' authority to terminate the employment of any Active Employee at any time and for any reason, including without cause.

         9.03. Employee Benefits. As soon as practicable (as determined by Purchasers) after the Closing Date, Purchasers shall make available to similarly situated (e.g. "full time" for welfare benefit plans and "salaried" for qualified pension benefit plans) Active Employees the employee benefits available to employee of Purchasers which are described in the ABN AMRO North America, Inc. Benefits Handbook, in each case subject to the applicable modifications described on Schedule 9.04. Such benefits will be available to Active Employees in the amounts and to the extent reflected in such handbook (subject to any restrictions currently applicable to similarly situated employees of AANA, which restrictions may not be reflected in such handbook) for similarly situated employees of Purchasers who have met the service and other eligibility requirements for such benefits. All Active Employees shall be given credit for service with the Company or any of its Subsidiaries for purposes of eligibility. In addition, Active Employees shall, effective upon becoming so eligible, receive for purposes of Purchasers' qualified pension benefit plans (except any Defined Benefit Plan of Purchasers), vesting service credit for periods of employment with the Company or its Subsidiaries, solely to the extent such service was credited under the corresponding Plan of the Company or its Subsidiaries. Notwithstanding the foregoing, (1) the obligation to grant service credit to any applicable Active Employee under a benefit plan of Purchasers, as contemplated in this Section 9.03, shall be contingent upon such benefit plan not violating the applicable nondiscrimination requirements of the Code and the regulations thereunder as a result of such grant of service credit; and (2) with respect to any insured benefit plan of Purchasers, the applicable provisions of
Section 9.03 shall be contingent upon and subject to acceptance by and cooperation of the applicable insurer or other third party providing coverage under any benefit plan of Purchasers. Additionally, nothing herein shall be construed to limit Purchasers' right (or the right of an Affiliate of Purchasers) to amend any of its benefit plans at any time. The right to amend shall include, without limitation, the right to limit the class of Employees eligible to participate in any benefit plan of Purchasers.

         9.04. Change of Control Payments. Purchasers agree to pay all amounts required to be paid on account of the management retention obligations of the Company contained in the agreements for compensation on discharge subsequent to a change of control dated January 31, 2000, between the Company and each of those persons listed in Part 2 of Schedule 5.11 and George Kruzen.

         9.05. ERISA Determination Letter. Sellers will cause the Company and its Subsidiaries to submit a determination letter application to the Internal Revenue Service prior to Closing in relation to each of the Plans which is a Qualified Plan.

                                   ARTICLE X

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

         10.01. Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchasers (whether or not exercised) to investigate the affairs of the Company and its Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers and Purchasers have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers and Purchasers contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 2.02, 2.04, 2.05 (but only insofar as it relates to the capital stock of the Subsidiaries), 2.30, 3.02 and 3.07(b) until the expiration of the applicable statute of limitations with respect to the representations and warranties contained in Section 2.12, (c) with respect to the representations and warranties contained in Section 2.19(c), until the outstanding net book value of the Company Leases is 10% or less than the outstanding net book value of the Company Leases at the Closing, (for the purposes of this clause (c) Company Leases shall not include those Company Leases placed in the Non-Recourse Pool pursuant to Section 4.06 hereto) or (d) in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part prior to the Closing until the later of (i) the time period referred to in (c) above, or (ii) the sixth anniversary of the Closing Date except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (c) or (d) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under
Article XI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI.

                                   ARTICLE XI

                                 INDEMNIFICATION

         11.01. Indemnification by the Sellers.

         (a) Sellers shall jointly and severally indemnify Purchasers and its officers, directors, employees, agents and Affiliates in respect of any and all of the following:

         (i) any Credit Loss in respect of a Company Lease or the failure of any lessee or debtor under, or guarantor of, any Company Lease (other than a Company Lease included in the Non-Recourse Pool referred to in Section 4.06) to make any payment thereunder as and when due, but only to the extent that the aggregate amount thereof exceed 1.25% per annum (adjusted pro rata for any periods of less than a year) of the average outstanding net receivables balance of all Company Leases determined in accordance with the Company's credit policies as of the date hereof and Sellers shall pay any amounts notified to Sellers by Purchasers (which notice shall include details of the calculation) as being due to the Purchasers under this Section 11.01(a) (ii) and such notice shall be deemed agreed by Sellers (subject to Sellers right to dispute under Section 11.01(c) at the third anniversary of the Closing Date) on the following dates for the following time periods (the "Payment Dates"): December 31, 2000 (for the period from the Closing Date to December 31, 2000), December 31, 2001 (for the period from January 1, 2001 to December 31, 2001); December 31, 2002 (for the period from January 1, 2002 to December 31, 2002); and the third anniversary of the Closing Date (for the period from January 1, 2003 to the third anniversary of the Closing Date). On the third anniversary of the Closing Date the Credit Loss for the period from the Closing Date to the third anniversary of the Closing Date shall be calculated on a cumulative basis (the "Cumulative Loss") and any payments previously made to Purchasers in respect of Credit Losses on the Payment Dates the total of which are in excess of the Cumulative Loss shall be paid by Purchasers to the Sellers.

         (ii) (A) any Residual Loss in respect of the residual value of the portfolio of Disposed Leases (excluding Company Leases included in the Non Recourse Pool pursuant to Section 4.06 and excluding Disposed Leases included in clause (B) below) below 130% of those booked residual values; and

              (B) any Residual Loss in respect of any Disposed Lease to which an obligor has a fixed or capped price purchase option, below 100% of those booked residual values;

              and Sellers shall pay any amounts notified to Sellers by Purchasers (which notice shall include details of the calculation) as being due for both (A) and (B) above to the Purchasers under this
         Section 11.01(a)(ii) and such notice shall be deemed agreed by Sellers (subject to Sellers right to dispute under Section 11.01(c) at the fourth anniversary of the Closing Date) on the following dates for the following time periods (the "Residual Loss Payment Dates"): December 31, 2000 (for the period from the Closing Date to December 31, 2000); December 31, 2001 (for the period from January 1, 2001 to December 31,
         2001); December 31, 2002 (for the period from January 1, 2002 to December 31, 2002); December 31, 2003 (for the period from January 1, 2003 to December 31, 2003); and the fourth anniversary of the Closing Date (for the period from January 1, 2004 to the fourth anniversary of the Closing Date). On the fourth anniversary of the Closing Date the Residual Loss for the period from the Closing Date to the fourth anniversary of the Closing shall be calculated on a cumulative basis (the "Residual Shortfall") and any payments previously made to Purchasers in respect of Residual Losses on the Residual Loss Payment Dates the total of which are in excess of the Residual Shortfall shall be paid by Purchasers to the Sellers.

         (iii) any Losses from any Actions or Proceedings (including but not limited to the matter set out in Part 2 of Section 2.13 of the Disclosure Schedule) relating to or affecting either the Company or any of its Subsidiaries or any of their respective Assets and Property or which are subsequently brought against, relate to or affect the Company or its Subsidiaries or any of their respective Assets and Property and which arise as a result of any action or circumstance existing or occurring prior to the Closing Date. Purchasers shall not be entitled to any indemnification under this Section 11.01(a)(iii) for any Losses relating to the matter set out in Part 1 of Section 2.13 of the Disclosure Schedule unless and until such Losses exceed $270,021 and then Purchasers shall be entitled to indemnification pursuant to this Section 11.01(a)(iii) only for the amount of such excess.

                  (iv) any claims made by third parties in connection with Sold Leases and any Losses resulting from such claims.

                  (v) any Losses resulting from claims made by (A) any Governmental or Regulatory Authority with respect to Taxes of the Affiliated Group of which the Company is a member or (B) any Person (including, but not limited to, any Governmental or Regulatory Authority) relating to any employee benefit or ERISA representation or warranty in this Agreement (determined as if such representation or warranty were made by, on behalf of or with respect to, an ERISA Affiliate).

                  (vi) any amounts required to be paid by the Company or its Subsidiaries as early payment penalties in respect of the payment and discharge of Indebtedness by the Company or its Subsidiaries within ninety (90) days of the Closing Date. Purchasers shall not be entitled to any indemnification under this Section 11.01(a)(vi) for any early payment penalties in respect of the payment of Indebtedness to Bank of Montreal listed as No. 6 in Section 2.06 of the Disclosure Schedule ("Montreal Debt") or for any early payment penalties in respect of the payment of Indebtedness to Fleet EAB Warehouse listed as No. 7 in
         Section 2.06 of the Disclosure Schedule ("Fleet Debt") unless and until such early payment penalties exceed $250,000 in respect of the Montreal Debt and $30,000 in respect of the Fleet Debt and then Purchasers shall be entitled to indemnification pursuant to this Section 11.01(a)(vi) only for the amount of the excess.

         (b) Sellers shall jointly and severally indemnify Purchasers and their officers, directors, employees, agents and Affiliates in respect of, and hold jointly and individually each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein).

         (c) Purchasers shall, and shall cause the Company to, make available to Sellers all books and records of the Company and each Subsidiary and all work papers used in the connection with the determination of Cumulative Loss and Residual Shortfall. For the purposes of Section 11.01(a)(i) and (ii) any Residual Losses in respect of Company Leases may count towards the calculation of either a Credit Loss pursuant to (a)(i) above, or a Residual Loss pursuant to
(a)(ii) above but not both. The Cumulative Loss and the Residual Shortfall determinations delivered pursuant to this paragraph (c) shall not be binding on Sellers if Sellers timely exercise their right to dispute the same pursuant to the procedures set forth in this paragraph (c). If Sellers do not exercise such right on a timely basis, then Sellers shall be deemed to have accepted the same as delivered. If Sellers dispute a Cumulative Loss or Residual Shortfall determination, then Sellers shall, within thirty (30) days after the delivery of Purchasers' report, give Purchasers written notice of any dispute (an "Accounting Dispute Notice") setting forth in the reasonable detail each of the items in dispute. In the event that an Accounting Dispute Notice is timely given to Purchasers, Sellers and Purchasers shall attempt to resolve in good faith and by mutual agreement the items in dispute within fifteen (15) days after the delivery of such Accounting Dispute Notice to Purchasers. Failing agreement on all items in dispute within such 15-day resolution period, Purchasers and Sellers shall submit such items in dispute for resolution to the Independent Accountants. The Independent Accountants shall be instructed to resolve such disputed items, based solely on written presentations by Purchasers and Sellers and not by independent review, and to deliver a written report to the parties hereto upon such disputed items (the "IA Report"), all within fifteen (15) days after the submission of such disputed items to it. The IA Report shall be (i) within the range of proposals established for such dispute by Purchasers and Sellers and (ii) deemed to be an agreement between Sellers and Purchasers with respect to the issues in dispute, and upon the delivery of the IA Report to Purchasers and Sellers, the Cumulative Loss determination or the Residual Shortfall determination, as the case may be, as set forth in the IA Report shall be deemed to be final, conclusive and binding upon all the parties hereto. The fees and expenses of the Independent Accountants incurred in connection with the resolution of a dispute pursuant to this paragraph (c) shall be borne equally by Purchasers and Sellers.

         (d) All claims for indemnification by Purchasers pursuant to this
Section 11.01 (except as provided in 11.01(a)(i), 11.01(a)(ii) and 11.01(c)) shall be asserted in accordance with the provisions of Section 11.03.

         (e) The right of Purchasers to assert claims pursuant to clauses (i) and (ii) of Section 11.01(a) shall survive until determination of the applicable amounts of the Cumulative Credit Loss and the Residual Shortfall referred to therein; the right of Purchasers to assert claims pursuant to clauses (iii) and
(iv) of Section 11.01(a) and the right of Purchasers to assert claims pursuant to Section 11.01(b) shall survive for the period provided in Article X.

         (f) All claims for indemnification by Purchasers pursuant to this
Section 11.01 shall first be satisfied from the Escrow Fund (as defined in the Escrow Agreement) to the extent such funds are available thereunder, and thereafter such claims shall be satisfied by payment from the Sellers to Purchasers.

         11.02. Indemnification by the Purchasers.

         (a) Purchasers agree to indemnify each Seller and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchasers contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein).

         (b) All claims for indemnification by Sellers pursuant to this Section
11.02 shall be asserted in accordance with the provisions of Section 11.03.

         (c) The right of Sellers to assert claims pursuant to this Section
11.02 shall survive for the period provided in Article X.

         11.03. Method of Asserting Claims. Except as may be otherwise provided in Section 11.01(a)(i), 11.01(a)(ii) and 11.01(c), all claims for indemnification by any Indemnified Party under Section 11.01 or 11.02 will be asserted and resolved as follows:

         (a) In the event any claim or demand in respect of which an Indemnifying Party might seek indemnity under this Article XI is asserted against or sought to be collected from such Indemnified Party by a Person other than Sellers, the Company, any Subsidiary, Purchasers or any Affiliate of Sellers or Purchasers (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party and, if applicable, the Escrow Agent. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article XI and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.03(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to this Article XI). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under this Article XI with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.03(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Article XI or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under this Article XI and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         (b) In the event any Indemnified Party should have a claim under this
Article XI against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Article XI and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         (c) In the event of any Loss resulting from a misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement as to which an Indemnified Party would be entitled to claim indemnity under Section 11.01 but for the provisions of paragraph 11.04 hereof such Indemnified Party may nevertheless deliver a written notice to the Indemnifying Party containing the information that would be required in a Claim Notice or an Indemnity Notice, as applicable, with respect to such Loss. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described therein or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Loss specified in the notice will be conclusively deemed to have been incurred by the Indemnified Party for purposes of making the determination set forth in Section 11.04. If the Indemnifying Party has timely disputed the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         11.04. Limitations on Indemnity. No amounts of indemnity shall be payable as a result of any claim arising under Section 11.01(b) or Section 11.02(a) in respect of a misrepresentation or breach of warranty by Sellers or Purchasers unless and until, and then only to the extent that, the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses and Credit Losses referred to in such Section in excess of $200,000 in the aggregate, provided that this Section 11.04 shall not apply to a misrepresentation or breach of warranty by Sellers contained in Sections 2.02, 2.04, 2.06 (a) and (b) and 2.30.

                                  ARTICLE XII

                                   TERMINATION

         12.01. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

         (a) at any time before the Closing, by mutual written agreement of Sellers and Purchasers;

         (b) at any time before the Closing, by Sellers or Purchasers, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or, if such breach cannot be reasonably be cured within such time, if the non-terminating party fails to proceed diligently to effect a cure of such breach and such breach is not cured within thirty (30) Business Days following notification thereof by the terminating party, or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party;

         (c) at any time after September 30, 2000 by Sellers or Purchasers upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party;

         (d) at any time before the Closing, by Purchasers if the condition set forth in Section 5.11 is not satisfied or waived (or deemed waived) as to each employee listed on Schedule 5.11;

         (e) at any time before the Closing (provided the Purchasers have not waived their right to terminate pursuant to Section 4.05), by Purchasers if the financial statements and other documents delivered pursuant to Section 4.05 are determined by Purchasers to contain adverse findings;

         (f) at any time before the Closing, by Sellers if Purchasers reduce the Purchase Price in accordance with Section 4.05; and

         (g) at any time before the Closing, if in the opinion of Purchasers facts or circumstances exist which have or are likely to have a material adverse effect on the condition (financial, legal or business) or future prospects of the Company or any of its Subsidiaries taken as a whole.

         12.02. Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers or Purchasers (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section
14.03 and confidentiality in Section 14.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01(b) or
(c), Sellers will remain liable to Purchasers for any breach of this Agreement by Sellers existing at the time of such termination, and Purchasers will remain liable to Sellers for any breach of this Agreement by Purchasers existing at the time of such termination, and Sellers or Purchasers may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                                  ARTICLE XIII

                                   DEFINITIONS

         13.01. Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "Actions or Proceedings" means any action, suit, proceeding or any settlement thereof, arbitration or Governmental or Regulatory Authority investigation or audit.

         "Accounting Dispute Notice" has the meaning ascribed to it in Section 11.01(c).

         "Active Employee" has the meaning ascribed in Section 9.01.

         "ADSP" has the meaning ascribed to it in Section 1.01.

         "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning twenty percent (20%) or more of the voting securities of a second Person shall be deemed to control that second Person.

         "Affiliated Group" means any consolidated, combined or affiliated group of which the Company or any of its Subsidiaries has been a Member.

         "Agreement" means this Stock Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 5.03 and 6.03, as the same shall be amended from time to time.

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of any class of equity securities, any trust or estate in which such Person has a beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Audited Financial Statement Date" means the last day of the most recent fiscal year of the Company for which Financial Statements are delivered to Purchasers pursuant to Section 2.09.

         "Audited Financial Statements" means the Financial Statements for the most recent fiscal year of the Company delivered to Purchasers pursuant to
Section 2.09.

         "Benefit Plan" means any Plan established by the Company or any Subsidiary, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company or any Subsidiary contributes or has contributed, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

         "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, databases, computer files , information and programs (including but not limited to Infolease), retrieval programs, operating data and plans and environmental studies and plans.

         "Business Combination" means with respect to any Person any merger, consolidation or combination to which such Person is a party, any sale or other disposition of capital stock or other equity interests of such Person or any sale or other disposition of all or substantially all of the Assets and Properties of such Person.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

         "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company and the Subsidiaries taken as a whole.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

         "Claim Notice" means written notification pursuant to Section 11.03(a) of a Third Party Claim as to which indemnity under Section 11.01 or 11.02 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of such Third Party Claim and the basis for the Indemnified Party's claim against the Indemnifying Party under Section 11.01 or 11.02, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

         "Closing" means the closing of the transactions contemplated by Section 1.03.

         "Closing Agreement" means a written and legally binding agreement with a Tax Authority relating to Taxes.

         "Closing Date" means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections 5.04 through 5.07 and Sections 6.04 through 6.07 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchasers and Sellers mutually agree upon in writing.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Common Stock" means the common stock, no par value per share, of the Company.

         "Company" has the meaning ascribed to it in the forepart of this Agreement.

         "Company Lease" means any commercial equipment, software or information technology financing, operating or other similar lease agreement for use, conditional sale, loan or financing entered into by the Company or any Subsidiary, as a lessor, lender or financier as at the Closing Date, including but not limited to any commercial equipment, software or information technology financing, operating or other similar lease agreement for use, conditional sale, loan or financing sold by the Company or any Subsidiary to a third party with respect to which the Company or any Subsidiary has any management or servicing responsibility which is in effect as at the Closing Date.

         "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

         "Contest" has the meaning ascribed in Section 8.05.

         "Credit Losses" means any write off or write down in accordance with the Company's credit policies as of the date hereof of a receivables balance in respect of a Company Lease or the residual value of inventory of the Company (whether being held for sale or lease or covered by a Company Lease) below the amount booked therefore on the Company's most recent financial statements prior to such write off or write down net of any recoveries.

         "Cumulative Loss" has the meaning ascribed to it in Section
11.01(a)(i).

         "Defaulting Party" has the meaning ascribed to it in Section 4.12.

         "Defined Benefit Plan" means each Plan which is a defined benefit plan as defined in Section 3(35) of ERISA or Section 414(j) of the Code.

         "Disclosure Schedule" means the record delivered to Purchasers by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

         "Disposed Lease" means a Company Lease as to which (i) all obligations of the lessee or other obligor have been performed or paid in full; (ii) if the lessee has elected to purchase the underlying equipment, all sums due in connection with such purchase have been paid in full; (iii) if the Company Lease has been renewed beyond its initial term, all renewal rental payments have been paid in full and no additional renewal rental payments are expected; (iv) if the lessee has not elected to purchase the underlying equipment and the Company Lease has not been renewed, the underlying equipment has been returned to the Company and all expenses in connection therewith have been paid in full and the Company has received the proceeds from the sale of such equipment; or (v) the Company Lease has been written off.

         "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

         "Employee" has the meaning ascribed in Section 9.01.

         "Environmental Law" means any Law relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Material.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Seller or, before the Closing, the Company or any Subsidiary (within the meaning of Section 414 of the Code or Section 4001 of ERISA).

         "Escrow Agent" and "Escrow Agreement" have the respective meanings ascribed to them in Section 1.03.

         "Financial Statements" means the consolidated financial statements of the Company and its consolidated Subsidiaries delivered to Purchasers pursuant to Section 2.09 and 4.05.

         "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Hazardous Material" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs);
(B) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

         "Holdings" has the meaning ascribed to it in the forepart of this Agreement.

         "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

         "IA Report" has the meaning ascribed to it in Section 11.01(c).

         "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases, (v) incurred with the securitization of any Company Lease and in connection with the sale of any lease whether or not required to be recorded on the balance sheet of the Company, (vi) in respect of any amount of assets sold and (vii) in the nature of guarantees of the obligations described in clauses (i) through (vi) above of any Person.

         "Independent Accountants" means a firm of accountants mutually agreed to by Sellers and Purchasers, which firm shall not be the accountants for either Purchasers, Sellers, the Company or any Subsidiary.

         "Indemnified Party" means any Person claiming indemnification under any provision of Article XI, including without limitation a Person asserting a claim pursuant to paragraph (c) of Section 11.03.

         "Indemnifying Party" means any Person against whom a claim for indemnification are being asserted under any provision of Article XI, including without limitation a Person against whom a claim is asserted pursuant to paragraph (c) of Section 11.03.

         "Indemnity Notice" means written notification pursuant to Section 11.03(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

         "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, software license and sub-license agreements, end-user license agreements for software, software maintenance agreements, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary (other than securities issued by any Subsidiary).

         "IRS" means the United States Internal Revenue Service.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "Loss" means any and all damages, fines, fees, penalties, deficiencies (excluding Credit Losses), losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) net of any recoveries through collection action, litigation or otherwise.

         "Non-Defaulting Party" has the meaning ascribed to it in Section 4.12.

         "Non-Recourse Pool" has the meaning ascribed to it in Section 4.06.

         "Note" has the meaning ascribed to it in Section 1.03.

         "Operative Agreements" means the Note, the Escrow Agreement and any support or other agreements to be entered into in connection with the transaction.

         "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Payment Dates" has the meaning ascribed to it in Section 11.01(a)(i).

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

         "Pension Benefit Plan" means each Benefit Plan which is a pension plan within the meaning of Section 3(2) of ERISA.

         "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary.

         "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "Purchase Price" has the meaning ascribed to it in Section 1.02.

         "Purchasers" has the meaning ascribed to it in the forepart of this Agreement.

         "Qualified Plan" means each Pension Benefit Plan which is intended to qualify under Section 401 of the Code.

         "Release" has the meaning ascribed to it in Section 2.24(a).

         "Representatives" has the meaning ascribed to it in Section 4.03.

         "Residual Loss" means the difference between booked residual value and the actual realized residual value, if the latter is less than the former.

         "Residual Loss Payment Dates" has the meaning ascribed to it in Section 11.01(a)(ii).

         "Residual Shortfall" has the meaning ascribed to it in Section 11.01(a)(ii).

         "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

         "Resource Leasing" means Resource Leasing, Inc., a Delaware corporation.

         "Resource America" has the meaning ascribed to it in the forepart of this Agreement.

         "Section 338(h)(10) Elections" has the meaning ascribed to it 7in
Section 1.01.

         "Sellers" has the meaning ascribed to it in the forepart of this Agreement.

         "Shares" has the meaning ascribed to it in the forepart of this Agreement.

         "Sold Lease" means any commercial equipment, software or information technology financing, operating or other similar lease agreement for use, conditional sale, loan or financing entered into by the Company or any Subsidiary and subsequently sold by the Company or such Subsidiary to a third party on or prior to the Closing Date in a bona fide arm's-length transaction and intended to be without recourse, which lease agreement for use, conditional sale, loan or financing is not thereafter managed or serviced by the Company or any Subsidiary.

         "Subject Defined Benefit Plan" means each Defined Benefit Plan listed and described in Section 2.15(a) of the Disclosure Schedule.

         "Subsidiary" means any Person in which any other Person directly or indirectly through one or more Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests or the voting control. Unless the context otherwise requires, all references herein to a "Subsidiary" mean a Subsidiary of the Company.

         "Tax Authority" means the IRS and any state, local, foreign or other governmental agency charged by law with the administration or collection of any Tax.

         "Tax Return" means a report, return, notification or other information required to be supplied to a Governmental or Regulatory Authority with respect to Taxes.

         "Taxes" means any Federal, state, county, local or foreign taxes, charges, surcharges, fees, levies, or other assessments, including all net income, gross income, sales and use, value added, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, duties, imposts, severance or withholding taxes or charges imposed by any government entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

         "Third Party Claim" has the meaning ascribed to it in Section 11.03(a).

         "Unaudited Financial Statement Date" means the last day of the most recent fiscal quarter of the Company for which Financial Statements are delivered to Purchasers pursuant to Section 2.09.

         "Unaudited Financial Statements" means the Financial Statements for the most recent fiscal quarter of the Company delivered to Purchasers pursuant to
Section 2.09.

         (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XIV

                                  MISCELLANEOUS

         14.01. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed (first class postage prepaid) to the parties at the following addresses:

         If to Purchasers, to:
         AEL Leasing Co., Inc.
         c/o European American Bank
         One EAB Plaza
         Uniondale, NY  11555

         Attn:    Alan B. Horn, Esq.
                  Senior Vice President and General Counsel

         with a copy to:

         AEL Leasing Co., Inc.
         400 Oak Street
         Garden City, New York  11530

         Attention:   Mr. Ira Z. Romoff
                      Executive Vice President

         with a copy to:

         Clifford Chance Rogers & Wells LLP
         200 Park Avenue
         New York, NY 10166

         Attn: G. David Brinton, Esq. and Shephard W. Melzer, Esq.

         If to Seller, to:
         Resource America Inc.
         1521 Locust Street
         Philadelphia, PA  19102
         Attn:  Daniel G. Cohen

         and

         FLI Holdings, Inc.
         1521 Locust Street
         Philadelphia, PA  19102
         Attn:  Daniel G. Cohen

         with a copy to:

         Ledgewood Law Firm, P.C.
         1521 Locust Street, 8th Floor
         Philadelphia, PA  19102
         Facsimile No.:  (215) 735-2513
         Attn:  Richard Abt, Esq. and Lisa Ernst, Esq.


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery and (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         14.02. Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         14.03. Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and Sellers shall pay the costs and expenses of the Company and the Subsidiaries, incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

         14.04. Public Announcements. At all times at or before the Closing, Sellers and Purchasers will not issue or make any reports, statements or releases to the public or generally to the employees, customers, vendors, suppliers or other Persons to whom the Company and the Subsidiaries sell goods or provide services or with whom the Company and the Subsidiaries otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Sellers and Purchasers will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

         14.05. Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchasers' use of documents and information concerning the Company and the Subsidiaries furnished by Sellers hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

         14.06. Further Assurances; Post-Closing Cooperation. (a) At any time or from time to time after the Closing, Sellers shall execute and deliver to Purchasers such other documents and instruments, provide such materials and information and take such other actions as Purchasers may reasonably request more effectively to vest title to the Shares in Purchasers and, to the full extent permitted by Law, to put Purchasers in actual possession and operating control of the Company and its Subsidiaries and their Assets and Properties and Books and Records, and otherwise to cause Sellers to fulfil their obligations under this Agreement and the Operative Agreements to which they are a party.

         (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company and its Subsidiaries in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

         (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfil its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company or its Subsidiaries not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Sellers in accordance with this paragraph shall be held confidential by Sellers in accordance with Section 14.05.

         (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

         14.07. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         14.08. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         14.09. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

         14.10. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchasers may assign any or all of their rights, interests and obligations hereunder (including without limitation their rights under Article
XI) to any Affiliate provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Purchasers of their obligations hereunder. Without limiting the generality of the foregoing, if requested by Purchasers, Sellers agree to cause the Company to convey at Closing any of its Subsidiaries to any Person Purchasers may direct. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         14.11. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         14.12. Consent to Jurisdiction and Service of Process. Sellers hereby irrevocably appoint John White at DCC Securities, at its office at Suite 1919, 342 Madison Avenue, New York, NY 10173, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement or any of the Operative Agreements and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in Section 14.01. Sellers and Purchasers will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in New York, New York, reasonably satisfactory to the other party, with like powers. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the County of New York in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein), provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 14.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

         14.13. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         14.14. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

         14.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                         RESOURCE AMERICA, INC.


                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                         FLI HOLDINGS, INC.


                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                         AEL LEASING CO., INC.


                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                         EUROPEAN AMERICAN BANK


                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                         RESOURCE LEASING, INC. (for the
                                         purposes of Section 7.01 and 4.07 only)


                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                                TABLE OF CONTENTS
                                                                                                         Page
                                                                                                         ----
ARTICLE I       SALE OF SHARES AND CLOSING.................................................................1

         1.01.       Purchase and Sale.....................................................................1

         1.02.       Purchase Price........................................................................1

         1.03.       Closing; Escrow.......................................................................1

         1.04.       Payment of Indebtedness...............................................................2

ARTICLE II      REPRESENTATIONS AND WARRANTIES OF SELLER...................................................2

         2.01.       Organization of Seller................................................................2

         2.02.       Authority.............................................................................2

         2.03.       Organization of the Company...........................................................2

         2.04.       Capital Stock.........................................................................3

         2.05.       Subsidiaries..........................................................................3

         2.06.       No Conflicts..........................................................................4

         2.07.       Governmental Approvals and Filings....................................................4

         2.08.       Books and Records.....................................................................4

         2.09.       Financial Statements..................................................................4

         2.10.       Absence of Changes....................................................................5

         2.11.       No Undisclosed Liabilities............................................................7

         2.12.       Taxes.................................................................................7

         2.13.       Legal Proceedings.....................................................................9

         2.14.       Compliance With Laws and Orders......................................................10

         2.15.       Benefit Plans; ERISA.................................................................10

         2.16.       Real Property........................................................................13

         2.17.       Tangible Personal Property...........................................................14

         2.18.       Intellectual Property Rights.........................................................14

         2.19.       Contracts............................................................................14

         2.20.       Licenses.............................................................................17

         2.21.       Insurance............................................................................17

         2.22.       Affiliate Transactions...............................................................18

         2.23.       Employees; Labor Relations...........................................................18

         2.24.       Environmental Matters................................................................19

         2.25.       Substantial Customers and Suppliers..................................................20

         2.26.       Bank and Brokerage Accounts; Investment Assets.......................................20


                                               TABLE OF CONTENTS
                                                  (continued)
                                                                                                         Page
                                                                                                         ----
         2.27.       No Powers of Attorney................................................................20

         2.28.       Receivables..........................................................................20

         2.29.       Inventory............................................................................20

         2.30.       Brokers..............................................................................21

         2.31.       Disclosure...........................................................................21

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................21

         3.01.       Organization.........................................................................21

         3.02.       Authority............................................................................21

         3.03.       No Conflicts.........................................................................21

         3.04.       Governmental Approvals and Filings...................................................22

         3.05.       Legal Proceedings....................................................................22

         3.06.       Purchase for Investment..............................................................22

         3.07.       Brokers..............................................................................22

         3.08.       Financial Statements.................................................................22

ARTICLE IV      ACTIONS PRIOR TO CLOSING..................................................................23

         4.01.       Regulatory and Other Approvals.......................................................23

         4.02.       HSR Filings..........................................................................23

         4.03.       Investigation by Purchaser...........................................................24

         4.04.       No Solicitations.....................................................................24

         4.05.       Financial Statements Review..........................................................24

         4.06.       Company Lease Receivable Non-Recourse Pool...........................................25

         4.07.       Conduct of Business..................................................................25

         4.08.       Employee Matters.....................................................................26

         4.09.       Certain Restrictions.................................................................27

         4.10.       Affiliate Transactions...............................................................28

         4.11.       Books and Records....................................................................28

         4.12.       Notice and Cure......................................................................28

         4.13.       Fulfillment of Conditions............................................................29

         4.14.       Investigation

ARTICLE V       CONDITIONS TO OBLIGATIONS OF PURCHASER....................................................29

         5.01.       Representations and Warranties.......................................................29


                                               TABLE OF CONTENTS
                                                  (continued)
                                                                                                         Page
                                                                                                         ----
         5.02.       Performance..........................................................................29

         5.03.       Officers' Certificates...............................................................29

         5.04.       Orders and Laws......................................................................29

         5.05.       Regulatory Consents and Approvals....................................................30

         5.06.       Third Party Consents.................................................................30

         5.07.       Opinion of Counsel...................................................................30

         5.08.       Good Standing Certificates...........................................................30

         5.09.       Resignations of Directors and Officers...............................................31

         5.10.       Escrow Agreement.....................................................................31

         5.11.       Employment Agreements................................................................31

         5.12.       Proceedings..........................................................................31

         5.13.       Indebtedness Statements..............................................................31

ARTICLE VI      CONDITIONS TO OBLIGATIONS OF SELLER.......................................................31

         6.01.       Representations and Warranties.......................................................31

         6.02.       Performance..........................................................................31

         6.03.       Officers' Certificates...............................................................31

         6.04.       Orders and Laws......................................................................31

         6.05.       Regulatory Consents and Approvals....................................................32

         6.06.       Third Party Consents.................................................................32

         6.07.       Opinion of Counsel...................................................................32

         6.08.       Proceedings..........................................................................32

ARTICLE VII     Restrictive Covenants.....................................................................32

         7.01.       Restrictive Covenants................................................................32

         7.02.       Severability.........................................................................33

         7.03.       Injunctive Relief....................................................................33

ARTICLE VIII    TAX MATTERS AND POST-CLOSING TAXES........................................................33

         8.01.       Liability For Taxes..................................................................33

         8.02.       Allocation...........................................................................33

         8.03.       Payment..............................................................................34

         8.04.       Refunds..............................................................................34

         8.05.       Contests.............................................................................34


                                               TABLE OF CONTENTS
                                                  (continued)
                                                                                                         Page
                                                                                                         ----
         8.06.       Filing of Tax Returns; Change of Tax Year............................................35

         8.07.       Cooperation and Exchange of Information..............................................35

         8.08.       Conveyance Taxes.....................................................................35

         8.09.       Termination of Prior Tax Settlement Agreements.......................................35

ARTICLE IX      EMPLOYEE AND EMPLOYEE BENEFIT MATTERS.....................................................36

         9.01.       Employees............................................................................36

         9.02.       Continuation of Employment...........................................................36

         9.03.       Employee Benefits....................................................................36

ARTICLE X       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.........................36

         10.01.      Survival of Representations, Warranties, Covenants and Agreements....................36

ARTICLE XI      INDEMNIFICATION...........................................................................37

         11.01.      Indemnification by the Sellers.......................................................37

         11.02.      Indemnification by the Purchaser.....................................................38

         11.03.      Method of Asserting Claims...........................................................38

         11.04.      Limitations on Indemnity.............................................................40

ARTICLE XII     TERMINATION...............................................................................41

         12.01.      Termination..........................................................................41

         12.02.      Effect of Termination................................................................41

ARTICLE XIII    DEFINITIONS...............................................................................42

         13.01.      Definitions..........................................................................42

ARTICLE XIV     MISCELLANEOUS.............................................................................48

         14.01.      Notices..............................................................................48

         14.02.      Entire Agreement.....................................................................49

         14.03.      Expenses.............................................................................49

         14.04.      Public Announcements.................................................................49

         14.05.      Confidentiality......................................................................49

         14.06.      Further Assurances; Post-Closing Cooperation.........................................50

         14.07.      Waiver...............................................................................51

         14.08.      Amendment............................................................................51

         14.09.      No Third Party Beneficiary...........................................................51


                                               TABLE OF CONTENTS
                                                  (continued)
                                                                                                         Page
                                                                                                         ----
         14.10.      No Assignment; Binding Effect........................................................51

         14.11.      Headings.............................................................................51

         14.12.      Consent to Jurisdiction and Service of Process.......................................51

         14.13.      Invalid Provisions...................................................................52

         14.14.      Governing Law........................................................................52

         14.15.      Counterparts.........................................................................52

                              EXHIBITS

EXHIBIT A.........         Escrow Agreement
EXHIBIT B.........         Note
EXHIBIT C.........         Officer's Certificate of Seller
EXHIBIT D.........         Secretary's Certificate of Seller
EXHIBIT E.........         Opinion of Counsel to Seller
EXHIBIT F.........         Officer's Certificate of Purchaser
EXHIBIT G.........         Secretary's Certificate of Purchaser
EXHIBIT H.........         Opinion of Counsel to Purchaser